UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2012

LINCOLN ELECTRIC HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Ohio	0-1402	34-1860551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22801 St. Clair Avenue

Cleveland, Ohio 44117

(Address of principal executive offices) (Zip Code)

(216) 481-8100

(Registrant’s telephone number, including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Shareholders of Lincoln Electric Holdings, Inc. (the “Company”) was held on Thursday, April 26, 2012 at the Marriott Cleveland East, 26300 Harvard Road, Warrensville Heights, Ohio.

The final results of voting on each of the matters submitted for a vote of security holders at the 2012 Annual Meeting are as follows:

1. Shareholders elected four directors, each to hold office until the 2015 Annual Meeting of Shareholders and until their successors are duly elected and qualified, as set forth below.

Name	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Harold L. Adams	65,544,182	179,199	0	9,263,487
Curtis E. Espeland	65,541,187	182,194	0	9,263,487
Robert J. Knoll	65,567,496	155,885	0	9,263,487
John M. Stropki, Jr.	64,488,782	1,234,599	0	9,263,487

2. Shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2012, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
74,647,924	241,654	97,290	0

3. Shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
64,185,079	803,936	734,366	9,263,487

4. Shareholders re-approved the performance measures under the Company’s 2007 Management Incentive Compensation Plan (2007 MICP), as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
63,842,168	1,581,269	299,944	9,263,487

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN ELECTRIC HOLDINGS, INC.

Date: May 1, 2012	By:	/s/ Frederick G. Stueber
Frederick G. Stueber
Senior Vice President, General Counsel & Secretary